Exhibit 99.1

BiomX Announces a Series of Financings for Aggregate Gross Proceeds of $12 Million

Proceeds to support advancement of BX004 program through Phase 2b study topline results in cystic fibrosis (CF) patients, anticipated in Q1 2026
Financing will also support analysis of real-world evidence in people with CF to explore the relationship between P. aeruginosa reduction and clinical outcomes

Ness Ziona, Israel, February 26, 2025 -- (GLOBE NEWSWIRE) -- BiomX Inc. (NYSE American: PHGE, the “Company” or “BiomX”), a clinical-stage company advancing novel natural and engineered phage therapies that target specific pathogenic bacteria, today announced that it has entered into a securities purchase agreement with investors in connection with a registered direct offering, concurrent private placement of the Company’s securities, and simultaneous exercise of certain existing common stock purchase warrants (collectively, the “Offerings”) for expected aggregate gross proceeds of approximately $12 million to the Company, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the Offerings to support the completion of the Phase 2b clinical study of BX004, BiomX’s fixed phage cocktail, for the treatment of people with CF with chronic pulmonary infections caused by Pseudomonas aeruginosa (P. aeruginosa), and analysis of real-world evidence. The Company expects to report topline results from the Phase 2b study in Q1 2026. The Offerings were led by Deerfield Management Company and included significant participation from the Cystic Fibrosis Foundation, with additional participation from Nantahala Capital and other investors. The Offerings are expected to close on or about February 27, 2025, subject to the satisfaction of customary closing conditions.

“Following these offerings, we expect to have sufficient funding to reach substantial inflection points including topline results of our Phase 2b study of BX004 in Q1 2026 and our Phase 2 readout for BX211 in Diabetic Foot Osteomyelitis later this quarter,” said Jonathan Solomon, BiomX’s Chief Executive Officer. “Peer-reviewed publications report findings supporting the link between P. aeruginosa reduction and improved clinical outcomes in people with CF. Following communication with the FDA we intend to present our plans to analyze real-world evidence and attain endorsement that supports potential future regulatory filings. We anticipate further discussion with the FDA and European Committee for Medicinal Products for Human Use (CHMP) later this year to discuss our proposed plan. To date, the FDA has granted BX004 Fast Track designation and Orphan Drug Designation.”

Laidlaw & Company (UK) Ltd. acted as sole placement agent for the Offerings. Haynes and Boone, LLP served as legal counsel to BiomX. Sullivan & Worcester LLP served as legal counsel to Laidlaw.

Terms of the Offerings

Under the securities purchase agreement, the investors have agreed to purchase an aggregate of 3,633,514 shares of the Company’s common stock (or registered pre-funded warrants in lieu thereof) in a registered direct offering at an effective purchase price of $0.9306 per share of common stock (or registered pre-funded warrants in lieu thereof). In a concurrent private placement, the investors have agreed to purchase unregistered pre-funded warrants to purchase up to an aggregate of 2,305,871 shares of the Company’s common stock at the same effective purchase price. Each share of common stock (or registered pre-funded warrant in lieu thereof) and each unregistered pre-funded warrant will be accompanied by one unregistered warrant to purchase one share of the Company’s common stock (or 5,939,385 shares in the aggregate).

Exercise of the unregistered pre-funded warrants are subject to stockholder approval and such warrants will be exercisable until exercised in full. Exercise of the unregistered warrants are subject to stockholder approval and such warrants will be exercisable for a period of five years following the stockholder approval date.

The Company also has agreed with holders of certain existing warrants to purchase up to an aggregate of 6,955,527 shares of the Company’s common stock, which warrants were issued on March 15, 2024 with an exercise price of $2.311 per share and expiration date of July 6, 2026, to amend such warrants effective upon the closing of the Offerings so that the amended warrants will have a reduced exercise price of $0.9306 per share. Such holders have agreed to exercise such warrants for common stock (or pre-funded warrants in lieu thereof) as part of the Offerings. As consideration for exercising the existing warrants at the reduced exercise price, the Company agreed to issue to the holders of the existing warrants new warrants exercisable for up to a number of shares of the Company’s common stock equal to 100% of the number of shares of common stock issued upon the exercise of the existing warrants. Exercise of the new warrants are subject to stockholder approval and such warrants will not be exercisable until the stockholder approval date and will expire five years following the stockholder approval date.

The offer and sale in the registered direct offering of the shares of the Company’s common stock, registered pre-funded warrants and shares of common stock underlying the registered pre-funded warrants are being made by the Company pursuant to a “shelf” registration statement on Form S-3 (333-275935), including a base prospectus, initially filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2023 and declared effective by the SEC on January 2, 2024 and a prospectus supplement that forms a part of the registration statement. The prospectus supplement relating to the registered direct offering will be filed with the SEC and will be available at the SEC’s website located at http://www.sec.gov.

The unregistered pre-funded warrants, unregistered warrants and the new warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder. The Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the unregistered pre-funded warrants, unregistered warrants and new warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities of BiomX in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About BX004

BiomX is developing BX004, a fixed multi-phage cocktail, for the treatment of people with CF with chronic pulmonary infections caused by P. aeruginosa, a main contributor to morbidity and mortality in people with CF. In November 2023, BiomX announced positive topline results from Part 2 of the Phase 1b/2a trial where BX004 demonstrated improvement in pulmonary function associated with a reduction in P. aeruginosa burden compared to placebo in a predefined subgroup of patients with reduced lung function (baseline FEV1<70%). BiomX expects to initiate a randomized, double blind, placebo-controlled, multi-center Phase 2b trial in CF patients with chronic P. aeruginosa pulmonary infections. The trial is designed to enroll approximately 60 patients randomized at a 2:1 ratio to BX004 or placebo. Treatment is expected to be administered via inhalation twice daily for a duration of 8 weeks. The trial is designed to monitor the safety and tolerability of BX004 and is designed to demonstrate improvement in microbiological reduction of P. aeruginosa burden and evaluation of effects on clinical parameters such as lung function measured by FEV1 and patient reported outcomes. Pending progress of the trial, topline results are expected in the first quarter of 2026. The U.S. Food and Drug Administration (“FDA”) has granted BX004 Fast Track designation and Orphan Drug Designation.

About BX211

BX211 is a personalized phage treatment for the treatment of DFO associated with S. aureus. The personalized phage treatment tailors a specific phage selected from a proprietary phage-bank according to the specific strain of S. aureus biopsied and isolated from each patient. DFO is a bacterial infection of the bone that usually develops from an infected foot ulcer and is a leading cause of amputation in patients with diabetes.

The ongoing randomized, double-blind, placebo-controlled, multi-center Phase 2 trial investigating the safety, tolerability, and efficacy of BX211 for subjects with DFO associated with S. aureus has finished enrollment for a randomized at a 2:1 ratio to BX211 or placebo. BX211 or placebo is designed to be administered weekly, by topical and IV route at Week 1 and by the topical route only at each of Weeks 2-12. Over the 12-week treatment period, all subjects are expected to continue to be treated in accordance with standard of care which will include antibiotic treatment as appropriate. A first readout of study topline results is expected at Week 13 evaluating healing of the wound associated with osteomyelitis, followed by a second readout at Week 52 evaluating amputation rates and resolution of osteomyelitis based on X-ray, clinical assessments, and established biomarkers (ESR and CRP). These readouts are expected in the first quarter of 2025 and the first quarter of 2026, respectively.

About BiomX

BiomX is a clinical-stage company leading the development of natural and engineered phage cocktails and personalized phage treatments designed to target and destroy harmful bacteria for the treatment of chronic diseases with substantial unmet needs. BiomX discovers and validates proprietary bacterial targets and applies its BOLT (“BacteriOphage Lead to Treatment”) platform to customize phage compositions against these targets. For more information, please visit www.biomx.com, the content of which does not form a part of this press release.

Safe Harbor

This press release contains express or implied “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. For example, when BiomX refers to the closing of the Offerings, the use of the net proceeds of the Offerings, the filing of the registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the unregistered pre-funded warrants, unregistered warrants and new warrants, its anticipated timing for reporting results for its clinical assets as well as the design thereof, the potential of its candidates to address the substantial unmet needs of patients with intractable infections, and the estimates of the sufficiency of its cash, cash equivalents and short-term deposits, it is using forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on BiomX management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of BiomX’s control. These risks and uncertainties include, but are not limited to, BiomX’s ability to obtain all necessary regulatory approvals on a timely basis, or at all; BiomX’s ability to obtain stockholder approval on a timely basis, or at all; the closing of the Offerings on a timely basis on the terms described herein, or at all; changes in applicable laws or regulations; the possibility that BiomX may be adversely affected by other economic, business, and/or competitive factors, including risks inherent in pharmaceutical research and development, such as: adverse results in BiomX’s drug discovery, preclinical and clinical development activities, the risk that the results of preclinical studies and early clinical trials may not be replicated in later clinical trials, BiomX’s ability to enroll patients in its clinical trials, and the risk that any of its clinical trials may not commence, continue or be completed on time, or at all; decisions made by the FDA and other regulatory authorities; investigational review boards at clinical trial sites and publication review bodies with respect to our development candidates; BiomX’s ability to obtain, maintain and enforce intellectual property rights for its platform and development candidates; its potential dependence on collaboration partners; competition; uncertainties as to the sufficiency of BiomX’s cash resources to fund its planned activities for the periods anticipated and BiomX’s ability to manage unplanned cash requirements; and general economic and market conditions. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in BiomX’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2024, and additional disclosures BiomX makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as provided by law BiomX expressly disclaims any obligation or undertaking to update forward-looking statements.

Contacts:

BiomX Inc.

Ben Cohen

benc@biomx.com

CORE IR

Peter Seltzberg

ir-biomx@biomx.com

4